Table of Contents

As filed with the Securities and Exchange Commission on March 26, 2026

Registration No. 333-289071

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

EMPERY DIGITAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-4882689 (I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

Telephone: (512) 400-4271

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Greg Endo

Chief Financial Officer

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

Telephone: (512) 400-4271

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Christopher J. Capuzzi Michael R. Littenberg Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Telephone: (212) 596-9000	Brett Director Vice President – Legal Empery Digital Inc. 3121 Eagles Nest Street, Suite 120 Round Rock, TX 78665 Telephone: (212) 608-3300

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATION OF THE FILING

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-289071) (“Post-Effective Amendment No. 1”) of Empery Digital Inc. (f/k/a Volcon, Inc.) (the “Company”) is being filed because the Company expects that it will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Pursuant to interpretive guidance published by the United States Securities and Exchange Commission’s Division of Corporation Finance, this Post-Effective Amendment No. 1 is being filed to add disclosure to the Registration Statement required for a registrant other than a well-known seasoned issuer and makes certain other amendments. No additional securities are being registered under this Post-Effective Amendment No. 1. All filing fees payable in connection with the registration of the shares covered by this Post-Effective Amendment No. 1 were paid by the Company at the time of the initial filing of the Registration Statement.

This Post-Effective Amendment No. 1 contains two prospectuses:

•	A base prospectus that outlines the potential offering, issuance and sale from time to time of up to $1,000,000,000 shares of common stock of the Company. The specific terms of any securities to be offered pursuant to this base prospectus will be specified in a prospectus supplement to the base prospectus.

•	A sales agreement prospectus supplement that covers the potential offering, issuance and sale from time to time of shares of common stock having an aggregate offering price of up to $1,000,000,000 pursuant to a sales agreement with Aegis Capital Corp. (“Aegis”).

The base prospectus immediately follows this explanatory note. The sales agreement prospectus supplement immediately follows the base prospectus. Upon termination of the sales agreement with Aegis, any amounts included in the sales agreement prospectus supplement that remain unsold will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full amount of this registration statement may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

PROSPECTUS

Empery Digital Inc.

$1,000,000,000

Common Stock

____________________

We may from time to time offer and sell shares of our common stock, par value 0.00001 per share (the “common stock”) in one or more offerings, in amounts, at prices and on the terms determined at the time of the offering, up to $1,000,000,000 in the aggregate. We will specify in the accompanying prospectus supplement the terms of the common stock to be offered and sold. We may sell shares of common stock directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of the common stock in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of any common stock unless it is accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market and is traded under the symbol “EMPD”. On March 25, 2026, the closing price of the common stock, as reported on the Nasdaq Global Select Market, was $4.35 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should purchase the common stock only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus, and in any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, before making a decision to purchase our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 26, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC”, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell the common stock as described in this prospectus in one or more offerings for an aggregate offering amount of up to $1,000,000,000.

We have provided to you in this prospectus a general description of the common stock we may offer. Each time we sell common stock under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the common stock being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy common stock in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Empery Digital Inc. and its subsidiaries, except that such terms refer to only Empery Digital Inc. and not its subsidiaries in the section entitled “Description of Common Stock.”

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PROSPECTUS SUMMARY

This summary provides an overview of selected information included or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our common stock. You should carefully review this entire the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus.

OUR COMPANY

Overview

Empery Digital Inc. (“Empery Digital” or the “Company”) was formed on February 21, 2020, as a Delaware corporation, under the name Frog ePowersports, Inc. The Company was renamed Volcon, Inc. on October 1, 2020. The Company was renamed Empery Digital Inc. on July 30, 2025, in connection with which the Company changed its Nasdaq ticker symbol from VLCN to EMPD.

Digital Asset Treasury Strategy

On July 17, 2025, the Company announced its entry into securities purchase agreements with certain institutional and accredited investors in private placements for the purchase and sale of 44,414,189 shares of common stock of the Company, par value $0.00001 per share and pre-funded warrants to purchase up to an aggregate of 5,728,662 shares of common stock with an exercise price of $0.00001, at a price of $10.00 per share, for aggregate gross proceeds of approximately $501.0 million which includes payment in Bitcoin (“BTC” or “Bitcoin”) of $28.0 million, before deducting placement agent fees and other offering expenses (the “Private Placements”). The Private Placements closed on July 21, 2025. The Company has used the net proceeds of $452.0 million from the Private Placements (excluding the $28.0 million of BTC received) to purchase or otherwise acquire BTC and for the establishment of the Company’s cryptocurrency treasury operations. In connection with the announcement of the Private Placements, the Company announced the launch of its digital asset treasury strategy, pursuant to which the Company plans to pursue a number of strategic initiatives to acquire additional BTC and potentially other digital assets.

The key component of the digital asset strategy is to optimize the Company’s capital structure to increase BTC per share to drive stockholder value. This includes issuing equity when market conditions allow us to raise capital at a premium to net asset value (“NAV”), defined as the value of BTC holdings plus cash, minus debt divided by adjusted outstanding shares which includes common stock outstanding plus all pre-funded warrants outstanding. On October 18, 2024, the Company entered into an At-The-Market Issuance Sales Agreement with Aegis, as placement agent, as amended by Amendment No. 1 to the At-The-Market Issuance Sales Agreement on July 14, 2025 (the “ATM Sales Agreement”), pursuant to which the Company established an At The Market (“ATM”) program pursuant to which the Company can sell up to $1.1 billion of common stock.

In addition, our strategy includes repurchasing our common stock when our common stock is trading below NAV per share. The Company also has a share repurchase program that allows it to repurchase up to $200.0 million of common stock and through March 25, 2026 has bought 23,114,391 shares of common stock for $135.6 million, including commissions, at an average price of $5.87. Share repurchases have been funded with proceeds from two borrowing arrangements, that allow for borrowings of up to $150.0 million, of which $95 million is outstanding as of March 25, 2026, and sales of BTC. Some of our BTC is held by these lenders as collateral for outstanding borrowings which we may repay with future equity offerings or by selling BTC.

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Additionally, a significant component of the digital asset treasury strategy is to reduce costs across the Company so that cash generated from operations can be used to pay operating expenses and any excess cash generated can be used to purchase more BTC or repurchase shares of our common stock. We also generated, and may continue to generate, income through buying and selling derivatives on BTC, including the use of short-term put and call contracts.

The Company also recognizes the risk that digital assets pose with respect to digital wallets being compromised and the Company uses institutional-grade custodians to hold its BTC in wallets, some of which are isolated from the internet, referred to as cold storage, to minimize this risk. We view our BTC as long-term holdings, although there are no restrictions on selling BTC that is not held as collateral by our lenders.

The BTC market has been characterized by significant volatility in price, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network.

Electric Vehicles

The Company began its operations as an all-electric, off-road powersports vehicle business. Beginning in 2021, we began efforts to sell off-road powersports vehicles beginning with an electric two-wheeled motorcycle that we discontinued in March 2025. In 2022 we introduced an E-Bike, the Brat, and continue to sell this product. In late 2024 we began selling the HF1 UTV, the MN1 Adventurer and MN1 Tradesman UTV, along with a line of upgrades and accessories. As discussed below, in October 2025, we sold the HF1 and MN1 product lines.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Subsequent to December 31, 2026, we will no longer qualify as an emerging growth company and will no longer be able to take advantage of these provisions.

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COMPANY INFORMATION

We are a Delaware corporation and were incorporated in February 2020. The Company completed its initial public offering in October 2021. Our principal executive offices are located at 3121 Eagles Nest Street, Suite 120, Round Rock, TX 78665. Our website address is www.emperydigital.com. Our phone number is (512) 400-4271. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website. The information on or accessible through our website is not part of and is not incorporated by reference into this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under (i) Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended further by Form 10-K/A filed with the SEC on April 30, 2025; (ii) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 9, 2025; (iii) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on August 12, 2025; and (iv) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as filed with the SEC on November 10, 2025, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our Common Stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the Common Stock we are offering under that prospectus supplement.

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FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. All statements, other than statements related to present facts or current conditions or historical facts, contained in this prospectus are forward-looking statements address various matters including statements regarding our strategy, future operations, future financial position, including the Company’s digital asset-treasury strategy, the effects of the Company’s stockholder rights plan, statements relating to the sale of Bitcoin or raising capital above NAV and use of proceeds for repaying outstanding debt and share repurchases and whether it will increase NAV per share, whether the Company will be able to continue to generate proceeds from derivative trades, the Company’s ability to continue reducing corporate expenses, any issuances of shares of common stock pursuant to the ATM, including the amount and price thereof, and the Company’s intended use of proceeds from the sale of securities pursuant to this prospectus and any prospectus supplement. Each forward-looking statement contained in this prospectus, and the documents we incorporate by reference is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company operates; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, the Company’s ability to keep pace with new technology and changing market needs; changes in business, market, financial, political and regulatory conditions, the potential impact that actions by activist stockholders could have on the pursuit of our business strategies, and the potential impact that actions by activist stockholders could have on the pursuit of our business strategies, as well as those risks and uncertainties referenced or incorporated by reference under the heading “Risk Factors” herein.

As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this prospectus, and the documents incorporated herein by reference. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this prospectus speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements , whether as a result of new information, future events or otherwise, except as required by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at https://www.emperydigital.com/. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended by Form 10-K/A filed with the SEC on April 30, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 (filed with the SEC on May 9, 2025), June 30, 2025 (filed with the SEC on August 12, 2025) and September 30, 2025 (filed with the SEC on November 10, 2025);

•	our definitive proxy statement on Schedule 14A filed with the SEC on May 6, 2025;

•	our Current Reports on Form 8-K filed with the SEC on February 4, 2025, February 5, 2025, February 6, 2025, February 27, 2025, March 18, 2025, April 30, 2025, May 16, 2025, May 30, 2025, June 12, 2025, July 17, 2025, July 22, 2025, July 25, 2025, July 29, 2025, July 31, 2025, August 4, 2025, August 6, 2025, August 18, 2025, August 25, 2025, September 2, 2025, September 8, 2025, September 15, 2025, September 18, 2025, September 19, 2025, September 19, 2025, September 26, 2025, October 6, 2025, October 14, 2025, October 16, 2025, October 20, 2025, October 27, 2025, November 3, 2025, November 12, 2025, November 17, 2025, November 24, 2025, December 1, 2025, December 8, 2025, February 2, 2026, February 3, 2026, February 9, 2026, February 11, 2026 and March 23, 2026;

•	the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 1, 2021, and any other amendment or report filed for the purpose of updating such description; and

•	an updated description of our capital stock is included in this prospectus under “Description of Common Stock”.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by contacting us at:

Empery Digital Inc.

Attn: Chief Financial Officer

3121 Eagles Nest Street, Suite 120

Round Rock

TX 78665

Tel: (512) 400-4271

Email: greg@emperydigital.com.

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.emperydigital.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any common stock offered under this prospectus to acquire additional Bitcoin, and possibly other digital assets, repay debt and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

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DESCRIPTION OF COMMON STOCK

The descriptions of the Securities contained in this prospectus, together with any applicable prospectus supplements, summarize the material terms and provisions of the securities being offered pursuant to this prospectus. This summary is not complete, and is qualified by reference to our amended and restated certificate of incorporation (as amended), our third amended and restated bylaws (the “Bylaws”), the certificate of designations designating Series A Preferred Stock (the “Certificate of Designations”), and the Rights Agreement (as defined herein), each of which are incorporated by reference herein. We encourage you to read our amended and restated certificate of incorporation (together with all amendments thereto, our “Certificate of Incorporation”), our Bylaws, the Rights Agreement and the applicable provisions of the Delaware General Corporations Law for additional information.

General

As of March 25, 2026, the Company had two classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, our common stock, par value $0.00001 per share, and rights to purchase shares of Series A Preferred Stock, par value $0.00001 per share.

As of March 25, 2026, there were 30,247,668 shares of common stock issued and outstanding.

As of March 25, 2026, there were 30,247,668 Rights issued and outstanding.

Authorized Capital Stock

Our Certificate of Incorporation authorizes us to issue 255,000,000 shares of capital stock consisting of 250,000,000 shares of Common Stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

Shares of our Common Stock have the following rights, preferences and privileges:

Voting

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by the affirmative vote by the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the Common Stock. Any decision to pay dividends on our Common Stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

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Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the Common Stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of Common Stock are fully paid and non-assessable. Holders of shares of our Common Stock are not entitled to preemptive rights. Shares of our Common Stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. Our Certificate of Incorporation authorizes our board of directors to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

On February 3, 2026, our board of directors designated 100,000 shares of preferred stock as Series A Preferred Stock, par value $0.00001 per share. The Series A Preferred Stock has certain rights and preferences, as set forth in the certificate of designation, that are greater than, and may materially limit or qualify, the rights of our common stock.

The Series A Preferred Stock is reserved for issuance in connection with the Rights (as defined below) pursuant to the Rights Agreement. Upon issuance, each holder of the Series A Preferred Stock will be entitled to 1,000 votes, subject to adjustment as described in the certificate of designation, for each share of Series A Preferred Stock held on all matters submitted to a vote of stockholders. The Series A Preferred Stock ranks junior to any other series of our preferred stock. Subject to any preference rights of holders of any superior stock that we may issue in the future, and upon issuance of any Series A Preferred Stock, holders of our Series A Preferred Stock will be entitled to receive quarterly dividends, if any are declared by our board of directors out of legally available funds, in an amount per share (rounded to the nearest cent), subject to adjustment as described in the certificate of designation, equal to 1,000 multiplied by the aggregate per share amount of all cash dividends, and 1,000 multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise) declared on the common stock since the immediately preceding quarterly dividend payment date or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.

In the event of our liquidation, dissolution or winding up, the holders of our outstanding Series A Preferred Stock are entitled to receive an amount per share equal to 1,000 multiplied by the aggregate amount to be distributed in respect of the common stock upon such liquidation, dissolution or winding up.

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 Description of Rights to Purchase Series A Preferred Stock

On February 3, 2026, our board of directors declared a dividend of one preferred stock purchase right (a “Right”) for each share of common stock outstanding as of February 13, 2026, pursuant to a Rights Agreement with Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”). The following is a summary description of the Rights as of March 25, 2026 and is qualified in its entirety by the detailed terms and conditions of the Rights Agreement and the certificate of designations.

Each Right entitles the holder to purchase one one-thousandth of a share of Series A Preferred Stock at a purchase price of $15.00, subject to adjustment. The Rights are initially attached to all common stock and will separate and become exercisable upon a person or group acquiring beneficial ownership of 12.5% or more of the outstanding common stock (an “Acquiring Person”), subject to certain exceptions for the Company, its employee benefit plans, grandfathered stockholders, and passive institutional investors filing on Schedule 13G. The Rights will expire on February 2, 2027, and may be redeemed by our board of directors at $0.00001 per Right prior to any person becoming an Acquiring Person.

Distribution Date; Exercisability; Expiration

Initially, the Rights will be attached to all certificates of common stock, and no separate certificates evidencing the Rights (“Right Certificates”) will be issued. Until the Distribution Date (as defined below), the Rights will be transferred with and only with the common stock. As long as the Rights are attached to the common stock, the Company will issue one Right with each new common stock so that all such common stock will have Rights attached.

The Rights will separate and begin trading separately from the common stock, and Right Certificates will be caused to evidence the Rights, on the earlier to occur of (i) the Close of Business (as such term is defined in the Rights Agreement) on the 10th day following a public announcement, or the public disclosure of facts indicating (or our board of directors becoming aware), that a Person (as such term is defined in the Rights Agreement) or group of affiliated or associated Persons has acquired Beneficial Ownership (as defined below) of 12.5% or more of the outstanding common stock (an “Acquiring Person”) (or, in the event our board of directors determines to effect an exchange in accordance with Section 24 of the Rights Agreement and our board of directors determines that a later date is advisable, then such later date) or (ii) the Close of Business on the 10th Business Day (as such term is defined in the Rights Agreement) (or such later date as may be determined by action of our board of directors prior to such time as any Person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership by a Person or group of 12.5% or more of the outstanding common stock (the earlier of such dates, the “Distribution Date”). As soon as practicable after the Distribution Date, unless the Rights are recorded in book-entry or other uncertificated form, the Company will prepare and cause the Right Certificates to be sent to each record holder of common stock as of the Distribution Date.

An “Acquiring Person” will not include (i) the Company, (ii) any Subsidiary (as such term is defined in the Rights Agreement) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any entity holding common stock for or pursuant to the terms of any such employee benefit plan or (v) any Person who or which, together with all Affiliates and Associates (as such terms are defined in the Rights Agreement) of such Person, at the time of the first public announcement of the Rights Agreement, is a Beneficial Owner (as such term is defined in the Rights Agreement) of 12.5% or more of the common stock then outstanding (a “Grandfathered Stockholder”). However, if a Grandfathered Stockholder becomes, after such time, the Beneficial Owner of any additional common stock (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of common stock then outstanding Beneficially Owned (as such term is defined in the Rights Agreement) by such Grandfathered Stockholder) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional common stock, such person is not the Beneficial Owner of 12.5% or more of the common stock then outstanding. In addition, upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 12.5% of the common stock then outstanding, such Grandfathered Stockholder will no longer be deemed to be a Grandfathered Stockholder. In the event that after the time of the first public announcement of the Rights Agreement, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of common stock expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different common stock that confers Beneficial Ownership of common stock shall be considered the acquisition of Beneficial Ownership of additional common stock by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of the Rights Agreement unless, upon such acquisition of Beneficial Ownership of additional common stock, such person is not the Beneficial Owner of 12.5% or more of the common stock then outstanding.

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An “Acquiring Person” shall not include any Person which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of common stock representing less than 20% of the common stock then outstanding, and which is entitled to file, and files, a statement on Schedule 13G pursuant to Rule 13d-1(b) or 13d-1(c) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the common stock Beneficially Owned by such Person (a “13G Investor”); provided, that a Person shall not qualify as a 13G Investor if it has filed a statement on Schedule 13D (“Schedule 13D”) in the past five years with respect to common stock Beneficially Owned by such Person pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act; provided, further, that a Person who was a 13G Investor shall no longer be a 13G Investor if it either (i) files a statement on Schedule 13D or (ii) becomes no longer entitled to file a statement on Schedule 13G (the earlier to occur of (i) and (ii), the “13D Event”), and such Person shall be an Acquiring Person if it is the Beneficial Owner (together with all Affiliates and Associates) of 12.5% or more of the common stock then outstanding at any point from and after the time of the 13D Event; provided, however, such Person shall not be an Acquiring Person if (i) on the first Business Day after the 13D Event such Person notifies the Company of its intent to reduce its Beneficial Ownership to below 12.5% as promptly as practicable and (ii) such Person reduces its Beneficial Ownership (together with all Affiliates and Associates of such Person) to below 12.5% of the common stock as promptly as practicable (but in any event not later than 10 days from such time); provided, further, that such Person shall become an “Acquiring Person” if, after reducing its Beneficial Ownership to below 12.5%, it subsequently becomes the Beneficial Owner of 12.5% or more of the common stock then outstanding or if, prior to reducing its Beneficial Ownership to below 12.5%, it increases (or makes any offer or takes any other action that would increase) its Beneficial Ownership of the then-outstanding common stock above the lowest Beneficial Ownership of such Person at any time during such 10-day period.

“Beneficial Ownership” is defined in the Rights Agreement to include any securities (i) which a Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 or 13d-5 of the General Rules and Regulations under the Exchange Act or has the right or ability to vote, or the right to acquire, pursuant to any agreement, arrangement or understanding (except under limited circumstances), (ii) which are directly or indirectly Beneficially Owned by any other Person with which a Person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities, or obtaining, changing or influencing control of the Company, or (iii) which are the subject of, or the reference securities for, or that underlie, certain Derivative Positions (as such term is defined in the Rights Agreement) of any Person or any of such Person’s Affiliates or Associates.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the Close of Business on February 2, 2027 (the “Final Expiration Date”).

Exempt Persons and Transactions

The board of directors may, in its sole and absolute discretion, determine that a Person is exempt from the Rights Agreement (an “Exempt Person”), so long as such determination is made prior to such time as such Person becomes an Acquiring Person. Any Person will cease to be an Exempt Person if our board of directors makes a contrary determination with respect to such Person regardless of the reason therefor. In addition, our board of directors may, in its sole and absolute discretion, exempt any transaction from triggering the Rights Agreement so long as the determination in respect of such exemption is made prior to such time as any Person becomes an Acquiring Person.

Qualifying Offer Exemption

The Rights Agreement includes a “qualifying offer” provision, whereby the Rights will automatically expire concurrently with (but no earlier than 90 Business Days after the commencement of a Qualifying Offer (as defined in the Rights Agreement)) the acceptance, for purchase or exchange, of more than two-thirds of the common stock then outstanding on a fully diluted basis (excluding from the calculation of the number of common stock purchased or exchanged any common stock Beneficially Owned by the offeror or its Affiliates and Associates) pursuant to a tender or exchange offer for all of the common stock then outstanding for the same consideration, provided that the offeror irrevocably commits to purchase all remaining untendered common stock for the same per share consideration actually paid pursuant to the offer.

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Flip-in Event

If a Person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions), the Rights will become exercisable for common stock having a value equal to two times the exercise price of the Right. From and after the announcement that any Person has become an Acquiring Person, if the Rights evidenced by a Right Certificate are or were acquired or Beneficially Owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights. If our board of directors so elects, the Company may deliver upon payment of the exercise price of a Right, an amount of cash, securities, or other property equivalent in value to the common stock issuable upon exercise of a Right.

Exchange

At any time after any Person becomes an Acquiring Person, our board of directors may exchange the Rights (other than Rights owned by any Person which have become void), in whole or in part, at an exchange ratio of one common stock per Right (subject to adjustment). The Company may issue, transfer or deposit such common stock (or other property as permitted under the Rights Agreement) to or into a trust or other entity created upon such terms as our board of directors may determine and may direct that all holders of Rights receive such common stock or other property only from the trust. In the event our board of directors determines, before the Distribution Date, to effect an exchange, our board of directors may delay the occurrence of the Distribution Date to such time as it deems advisable.

Flip-over Event

If, at any time after a Person becomes an Acquiring Person, (i) the Company consolidates with, or merges with, any other Person (or any Person consolidates with, or merges with, the Company) and, in connection with such consolidation or merger, all or part of the common stock are or will be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (ii) 50% or more of the Company’s consolidated assets or Earning Power (as defined in the Rights Agreement) are sold, then proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Redemption

At any time prior to the time any Person becomes an Acquiring Person, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, except that from and after such time as any Person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

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Preferred Stock Rights

Each one-thousandth of a Preferred Stock will entitle the holder thereof to the same dividends and liquidation rights as if the holder held one common stock and will be treated the same as a common stock in the event of a merger, consolidation or other share exchange.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Certificate of Incorporation and Bylaw Provisions

Our Certificate of Incorporation and Bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our Corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual meeting. The notice must contain the information required by the Bylaws , including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our Certificate of Incorporation provides that, subject to the special rights of the holders of one or more series of preferred stock, special meetings of the stockholders may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, and shall not be called by any other person or persons.

No Written Consent of Stockholders. Our Certificate of Incorporation provides that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designations relating to such series of preferred stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of preferred stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to us in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Board of Directors. Our Bylaws provide that each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Our board of directors is not classified, and all directors are elected annually at the annual meeting of stockholders.

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Amendment of Bylaws. Our board of directors is expressly empowered to adopt, amend or repeal our Bylaws. Our stockholders may also adopt, amend or repeal any provisions of our Bylaws by obtaining, in addition to any other vote required by our Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of voting stock of the company with the power to vote generally in an election of directors, voting together as a single class.

Preferred Stock. Our Certificate of Incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us. See the section titled “Preferred Stock” above.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL (“Section 203”) which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

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Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation and Bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the DGCL.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “EMPD”.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, Massachusetts 02021.

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PLAN OF DISTRIBUTION

We may sell the common stock covered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the purchasers;

•	directly to purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell common stock covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use common stock we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use common stock received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each offering of common stock will include, to the extent applicable:

•	the terms of the offering;

•	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of common stock underwritten, purchased, or remarketed by, each of them, if any;

•	the public offering price or purchase price of the common stock and an estimate of the net proceeds to be received by us from any such sale, as applicable;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the anticipated delivery date of the common stock, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

•	that the common stock are being solicited and offered directly to institutional investors or others;

•	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•	any securities exchange on which the common stock may be listed.

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Any offer and sale of the common stock described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices at the time of sale; or

•	at negotiated prices.

Offerings of common stock covered by this prospectus also may be made into an existing trading market for the common stock in transactions at other than a fixed price, either:

•	on or through the facilities of The Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which the common stock may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Select Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third party sellers of common stock as described above.

In addition, we may sell some or all of the common stock covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell such shares of common stock to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the common stock so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which they receive our outstanding common stock in consideration for the common stock being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell common stock covered by this prospectus to hedge their positions in any such outstanding common stock, including in short sale transactions. If so, the underwriters or agents may use the common stock received from us under those arrangements to close out any related open borrowings of common stock.

We may loan or pledge common stock to a financial institution or other third party that in turn may sell the loaned common stock or, in any event of default in the case of a pledge, sell the pledged common stock using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our common stock or in connection with a simultaneous offering of other common stock covered by this prospectus.

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We may solicit offers to purchase the common stock covered by this prospectus directly from, and we may make sales of such common stock directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such common stock.

The common stock may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the common stock through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of our common stock, the common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any common stock will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of offered common stock, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of common stock be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom common stock covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the common stock, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

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LEGAL MATTERS

Ropes & Gray LLP will pass upon the validity of the common stock in respect of which this prospectus is being delivered. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Empery Digital Inc. (f/k/a Volcon, Inc.) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Prospectus Supplement

(to Prospectus dated March 26, 2026)

Up to $1,000,000,000 of Shares of Common Stock

On October 18, 2024, we entered into that certain At-The-Market Issuance Sales Agreement with Aegis Capital Corp. (“Aegis”), relating to shares of our common stock offered by a prior prospectus supplement dated October 18, 2024 (the “2024 Prospectus Supplement”), for the offer and sale of up to $100,000,000 of shares of common stock, from time to time, through Aegis, pursuant to the sales agreement under the shelf registration statement on Form S-3 (File No. 333-269644) and associated base prospectus. On July 14, 2025, we entered into that certain Amendment No. 1 to the At-The-Market-Issuance Sales Agreement with Aegis (as amended, the “sales agreement), which among other things, increased the maximum offering amount to $1,100,000,000 of shares of common stock in the aggregate. On July 30, 2025, we filed a prospectus supplement (the “2025 Prospectus Supplement”), for the offer and sale of up to $1,000,000,000 of shares of common stock, from time to time, through Aegis, pursuant to the sales agreement under the shelf registration statement on Form S-3 (File No. 333-289071). As of the date hereof, we have issued and sold approximately $1.5 million of shares of our common stock pursuant to the sales agreement under the 2024 Prospectus Supplement. The common stock remaining available to be sold under the 2025 Prospectus Supplement as of the date of this prospectus will no longer be offered and sold under the 2025 Prospectus Supplement, but will instead be offered and sold under this prospectus. Under this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $1,000,000,000 from time to time through Aegis, acting as our sales agent or principal pursuant to the sales agreement, under the shelf registration statement on Form S-3 (File No. 333-289071). In no event will the actual number of shares of common stock offered and sold pursuant to the sales agreement exceed the number of shares that we have available and authorized for issuance under our amended and restated certificate of incorporation, as amended and restated from time to time (the “certificate of incorporation”).

We are an “emerging growth company” and “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. Our shares of common stock are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “EMPD”. The last sale price of our shares of common stock on March 25, 2026 was $4.35 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, Aegis may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Aegis agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Aegis is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Aegis and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Aegis for sales of common stock sold pursuant to the sales agreement will be equal to 1.0% of the gross proceeds of any shares of common stock sold under the sales agreement, in addition to reimbursement of certain expenses, see “Plan of Distribution.” In connection with the sale of the common stock on our behalf, Aegis will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Aegis will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Aegis with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Aegis Capital Corp.

Sales Agent

The date of this prospectus supplement is March 26, 2026.

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About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying prospectus provides general information about us and our securities, some of which, may not apply to this offering. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement relates only to an offering of up to $1.0 billion of shares of our common stock through Aegis. These sales, if any, will be made pursuant to the terms of the sales agreement, a copy of which is incorporated by reference into this prospectus supplement.

No action is being taken in any jurisdiction outside the United States to permit a public offering of these securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company estimates, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Empery” refer to Empery Digital Inc., a Delaware corporation, and its wholly-owned subsidiaries. On July 28, 2025, the Company amended its certificate of incorporation to effect a change of the Company’s name from “Volcon, Inc.” to “Empery Digital Inc.”, effective as of 11:59 P.M., Eastern Time on July 30, 2025.

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Prospectus Supplement Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” below and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

Empery Digital Inc. (“Empery Digital” or the “Company”) was formed on February 21, 2020, as a Delaware corporation, under the name Frog ePowersports, Inc. The Company was renamed Volcon, Inc. on October 1, 2020. The Company was renamed Empery Digital Inc. on July 30, 2025, in connection with which the Company changed its Nasdaq ticker symbol from VLCN to EMPD.

Digital Asset Treasury Strategy

On July 17, 2025, the Company announced its entry into securities purchase agreements with certain institutional and accredited investors in private placements for the purchase and sale of 44,414,189 shares of common stock of the Company, par value $0.00001 per share and pre-funded warrants to purchase up to an aggregate of 5,728,662 shares of common stock with an exercise price of $0.00001, at a price of $10.00 per share, for aggregate gross proceeds of approximately $501.0 million which includes payment in Bitcoin (“BTC” or “Bitcoin”) of $28.0 million, before deducting placement agent fees and other offering expenses (the “Private Placements”). The Private Placements closed on July 21, 2025. The Company has used the net proceeds of $452.0 million from the Private Placements (excluding the $28.0 million of BTC received) to purchase or otherwise acquire BTC and for the establishment of the Company’s cryptocurrency treasury operations. In connection with the announcement of the Private Placements, the Company announced the launch of its digital asset treasury strategy, pursuant to which the Company plans to pursue a number of strategic initiatives to acquire additional BTC and potentially other digital assets.

The key component of the digital asset strategy is to optimize the Company’s capital structure to increase BTC per share to drive stockholder value. This includes issuing equity when market conditions allow us to raise capital at a premium to net asset value (“NAV”), defined as the value of BTC holdings plus cash, minus debt divided by adjusted outstanding shares which includes common stock outstanding plus all pre-funded warrants outstanding. On October 18, 2024, the Company entered into an At-The-Market Issuance Sales Agreement with Aegis, as placement agent, as amended by Amendment No. 1 to the At-The-Market Issuance Sales Agreement on July 14, 2025 (the “ATM Sales Agreement”), pursuant to which the Company established an At The Market (“ATM”) program pursuant to which the Company can sell up to $1.1 billion of common stock.

In addition, our strategy includes repurchasing our common stock when our common stock is trading below NAV per share. The Company also has a share repurchase program that allows it to repurchase up to $150.0 million of common stock as of December 31, 2025, which was expanded to $200.0 million on February 2, 2026 and through March 25, 2026 has bought 23,114,391 shares of common stock for $135.6 million, including commissions, at an average price of $5.87. Share repurchases have been funded with proceeds from two borrowing arrangements, that allow for borrowings of up to $150.0 million, of which $95 million is outstanding as of March 25, 2026, and sales of BTC. Some of our BTC is held by these lenders as collateral for outstanding borrowings which we may repay with future equity offerings or by selling BTC.

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Additionally, a significant component of the digital asset treasury strategy is to reduce costs across the Company so that cash generated from operations can be used to pay operating expenses and any excess cash generated can be used to purchase more BTC or repurchase shares of our common stock. We also generated, and may continue to generate, income through buying and selling derivatives on BTC, including the use of short-term put and call contracts.

The Company also recognizes the risk that digital assets pose with respect to digital wallets being compromised and the Company uses institutional-grade custodians to hold its BTC in wallets, some of which are isolated from the internet, referred to as cold storage, to minimize this risk. We view our BTC as long-term holdings, although there are no restrictions on selling BTC that is not held as collateral by our lenders.

The BTC market has been characterized by significant volatility in price, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network.

Electric Vehicles

The Company began its operations as an all-electric, off-road powersports vehicle business. Beginning in 2021, we began efforts to sell off-road powersports vehicles beginning with an electric two-wheeled motorcycle that we discontinued in March 2025. In 2022 we introduced an E-Bike, the Brat, and continue to sell this product. In late 2024 we began selling the HF1 UTV, the MN1 Adventurer and MN1 Tradesman UTV, along with a line of upgrades and accessories. As discussed below, in October 2025, we sold the HF1 and MN1 product lines.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Subsequent to December 31, 2026, we will no longer qualify as an emerging growth company and will no longer be able to take advantage of these provisions.

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Company Information

We are a Delaware corporation and were incorporated in February 2020. The Company completed its initial public offering in October 2021. Our principal executive offices are located at 3121 Eagles Nest Street, Suite 120, Round Rock, TX 78665. Our website address is emperydigital.com. Our phone number is (512) 400-4271. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website. The information on or accessible through our website is not part of and is not incorporated by reference into this prospectus.

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The Offering

Common Stock Offered	Shares of our common stock having an aggregate offering price of up to $1.0 billion pursuant to the sales agreement. In no event will the actual number of shares of common stock offered and sold pursuant to the sales agreement exceed the number of shares that we have available and authorized for issuance under our certificate of incorporation.

Manner of the Offering	“At the market offering” that may be made from time to time through or to Aegis as sales agent or principal. See “Plan of Distribution”.

Common Stock Currently Outstanding	30,247,668 shares

Common Stock to Be Outstanding Immediately Following This Offering	Up to 229,885,057 shares of our common stock, assuming sales at a price of $4.35 per share, which was the closing price on Nasdaq on March 25, 2026. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time under this offering. Issuances will not exceed our total authorized amount of shares of common stock, which is 250,000,000 shares as of the date of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from the sale of any common stock offered under this prospectus to acquire additional Bitcoin, and possibly other digital assets, repay debt, and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

See the “Use of Proceeds” section of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Global Select Market Symbol	EMPD.

The number of shares of our common stock expected to be outstanding after this offering is based on 30,247,668 shares of common stock outstanding as of March 25, 2026, and excludes, as of that date, the following:

•	1,298,336 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $21.85 per share;

•	9,069,963 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $12.33 per share (includes 2,696,395 pre-funded warrants with a weighted-average exercise price of $0.00002);

•	No shares of common stock reserved for future issuance under our stock plan, as amended.

Except as otherwise indicated herein, all information in this prospectus supplement assumes no exercise of the warrants and options listed above.

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Risk Factors

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under (i) Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended further by Form 10-K/A filed with the SEC on April 30, 2025; (ii) our updates to those Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly periods ended (a) March 31, 2025, as filed with the SEC on May 9, 2025, (b) June 30, 2025, as filed with the SEC on August 12, 2025 and (c) September 30, 2025, as filed with the SEC on November 10, 2025; and (iii) the Risk Factors in Exhibit 99.3 to our Current Report on Form 8-K, as filed with the SEC on July 17, 2025, all of which are incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports we subsequently filed with the SEC.

If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to this Offering

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. The future exercise of warrants for shares of our common stock and the exercise of outstanding stock options following the date of this prospectus supplement may result in dilution of your investment depending upon the actual price per share when shares are sold under this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See the “Use of Proceeds” of this prospectus supplement for a description of our proposed use of proceeds from this offering.

We will primarily use the net proceeds from this offering to purchase additional Bitcoin, the price of which has been, and will likely continue to be, highly volatile.

We will primarily use the net proceeds from this offering to purchase additional Bitcoin. Bitcoin is a highly volatile asset that has traded below $65,000 per Bitcoin and above $125,000 per Bitcoin on the Gemini exchange (our principal market for Bitcoin) in the 12 months preceding the date of this prospectus supplement. In addition, Bitcoin does not pay interest or other returns and so the ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of Bitcoin following our purchases of Bitcoin with the net proceeds from this offering. Future fluctuations in Bitcoin trading prices may result in our converting Bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

Depending on the offering price of the shares of common stock sold pursuant to the sales agreement, we may not have sufficient authorized shares to sell all of the shares of common stock under the sales agreement.

We may not have sufficient authorized shares to sell all of the shares of common stock under the sales agreement. Our ability to raise capital through equity financings may also be limited by the number of shares of common stock authorized for issuance under our certificate of incorporation, which is currently 250,000,000 shares. Of the currently authorized shares of common stock, approximately 210.4 million are unreserved and available for issuance pursuant to this offering. Depending on the offering price of the shares of common stock sold pursuant to the sales agreement, we may not have sufficient authorized shares to sell all of the shares of common stock under the sales agreement. For example, based on an assumed offering price of $4.35 per share, the last reported sale price of our common stock on Nasdaq on March 25, 2026, we would need to seek stockholder approval to amend our certificate of incorporation to increase the number of shares of common stock authorized for issuance to sell all of the shares pursuant to the sales agreement. Any such amendment would require the approval of the holders of a majority of the shares of common stock entitled to vote. If we seek such stockholder approval, there will be no guarantee that our stockholders will approve an increase in the number of shares of common stock authorized for issuance under our certificate of incorporation or the timing of any such increase.

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We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement with Aegis, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with Aegis and compliance with applicable law, we have the discretion to deliver placement notices to Aegis at any time throughout the term of the sales agreement. The number of shares that are sold by Aegis after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Aegis. Our certificate of incorporation authorizes us to issue up to 250,000,000 shares of common stock. As of March 25, 2026, we had 30,247,668 shares of common stock outstanding and 219.8 million available for future issuance. Until we have additional shares of common stock authorized and available, at $4.35, the last reported sale price of our common stock Nasdaq on March 25, 2026, we would be limited in the number of shares that we may sell pursuant to the sales agreement and this prospectus supplement.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common stock. This offering may contribute to a depressed market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

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Cautionary Note Regarding Forward-Looking Statements

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. All statements, other than statements related to present facts or current conditions or historical facts, contained in this prospectus are forward-looking statements address various matters including statements regarding our strategy, future operations, future financial position, including the Company’s digital asset-treasury strategy, the effects of the Company’s stockholder rights plan, statements relating to the sale of Bitcoin and use of proceeds for repaying outstanding debt and share repurchases and whether it will increase NAV per share, whether the Company will be able to continue to generate proceeds from derivative trades, the Company’s ability to continue reducing corporate expenses, any issuances of shares of common stock pursuant to the ATM, including the amount and price thereof, and the Company’s intended use of proceeds from the sale of securities pursuant to this prospectus and any prospectus supplement. Each forward-looking statement contained in this prospectus, and the documents we incorporate by reference is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company operates; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, the Company’s ability to keep pace with new technology and changing market needs; changes in business, market, financial, political and regulatory conditions, the potential impact that actions by activist stockholders could have on the pursuit of our business strategies, and the potential impact that actions by activist stockholders could have on the pursuit of our business strategies, as well as those risks and uncertainties referenced or incorporated by reference under the heading “Risk Factors” herein.

As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this prospectus, and the documents incorporated herein by reference. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this prospectus speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements , whether as a result of new information, future events or otherwise, except as required by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

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Use of Proceeds

We intend to use the net proceeds from the sale of any common stock offered under this prospectus to acquire additional Bitcoin, and possibly other digital assets, repay debt and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

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Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

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Dilution

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of September 30, 2025, our as reported net tangible book value was $437,598,027, or $10.34 per share of common stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

Our as adjusted net tangible book value per share of common stock as of September 30, 2025 before this offering was $5.82 after given effect for the following transactions in the period from October 1, 2025 to March 25, 2026, (i) net proceeds received from borrowings of $44,937,196, (ii) $96,752,587 paid to repurchase 17,945,573 shares of our common stock, (iii) issuance of 3,296,940 shares of our common stock for the exercise of pre-funded warrants, (iv) net proceeds of $24,840,000 for the issuance of 2,558,422 shares of our common stock and 2,079,797 pre-funded warrants to purchase our common stock with an exercise price of $0.00001 (and assuming these pre-funded warrants are fully exercised), and (v) net realized and unrealized losses on our Bitcoin of $177,512,928 based on Bitcoin’s market value of $70,838 (the value on the Gemini exchange platform as of 4:00 pm eastern on March 25, 2026).

After giving effect to the sale of 229,885,057 shares of our common stock, representing a net amount of $989,890,000 after deducting sales agent commissions and estimated offering expenses payable by us, at an assumed offering price of $4.35 per share, the last reported sale price of our common stock on Nasdaq on March 25, 2026, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $1,178,062,512, or approximately $4.49 per share. This represents an immediate decrease in net tangible book value of approximately $1.33 per share to our existing stockholders on an as adjusted basis and an immediate increase of approximately $0.14 per share to new investors purchasing securities at the assumed purchase price.

The following table illustrates the dilution in net tangible book value per share to new investors as of March 25, 2026 on an as adjusted basis after consideration for the effects of the items noted above. The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices. We will not offer and sell shares in excess of any amount that would cause the number of our outstanding shares to exceed the number of shares then authorized to be issued under our articles of incorporation, which is 250,000,000 shares as of the date of this prospectus supplement.

Assumed public offering price per share		$4.35
As adjusted net tangible book value per share before this offering	$5.82
Decrease in as adjusted net tangible book value per share attributable to this offering	$(1.33)
As adjusted net tangible book value per share after giving effect to this offering		$4.49
Increase per share to new investors participating in this offering at the assumed public offering price		$0.14

The number of shares of common stock to be outstanding after this offering is based on 30,247,668 shares outstanding as of September 30, 2025, and excludes:

•	1,298,336 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $21.85 per share;

•	9,069,963 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $12.33 per share (includes 2,696,395 pre-funded warrants with a weighted average exercise price of $0.00002); and

•	No shares of common stock reserved for future issuance under our stock plan, as amended.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock, and no conversion of convertible preferred stock. The exercise of outstanding options or warrants or the conversion of convertible preferred stock having an exercise or conversion price less than the offering price would increase dilution to investors participating in this offering. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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Plan of Distribution

We have entered into the sales agreement, as amended, with Aegis under which we may issue and sell shares of our common stock from time to time up to $1.0 billion to or through Aegis, acting as our sales agent or principal. The sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common stock or to or through a market maker. If we and Aegis agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide Aegis with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, Aegis, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or Aegis may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Aegis may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of common stock sold through Aegis under the sales agreement, the net proceeds to us and the compensation paid by us to Aegis in connection with the sales of common stock under the sales agreement.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving three days’ prior notice to Aegis. Aegis may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving three days’ prior notice to us.

This prospectus supplement in electronic format may be made available on a website maintained by Aegis, and Aegis may distribute this prospectus supplement electronically.

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Fees and Expenses

We will pay Aegis commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the sales agreement. Aegis will be entitled to compensation at a fixed commission rate of 1.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse Aegis for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount equal to $75,000.

We estimate that the total expenses for this offering, excluding compensation payable to Aegis and certain expenses reimbursable to Aegis under the terms of the sales agreement, will be approximately $275,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Regulation M

In connection with the sale of the common stock on our behalf, Aegis will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Aegis will be deemed to be underwriting commissions or discounts.

Aegis will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, Aegis will not engage in any transactions that stabilizes our common stock.

Indemnification

We have agreed to indemnify Aegis against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Aegis may be required to make in respect of such liabilities.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “EMPD.”

Other Relationships

Aegis and/or its affiliates have in the past engaged, and may in the future engage, in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, Aegis and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

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Legal Matters

The validity of the common stock offered hereby will be passed upon for us by Ropes & Gray LLP. Kaufman & Canoles, P.C., Richmond, Virginia, is acting as counsel for the sales agent in connection with this offering.

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Experts

The financial statements of Empery Digital Inc. (f/k/a Volcon, Inc.) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended by Form 10-K/A filed with the SEC on April 30, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 (filed with the SEC on May 9, 2025), June 30, 2025 (filed with the SEC on August 12, 2025) and September 30, 2025 (filed with the SEC on November 10, 2025);

•	our definitive proxy statement on Schedule 14A filed with the SEC on May 6, 2025;

•	our Current Reports on Form 8-K filed with the SEC on February 4, 2025, February 5, 2025, February 6, 2025, February 27, 2025, March 18, 2025, April 30, 2025, May 16, 2025, May 30, 2025, June 12, 2025, July 17, 2025, July 22, 2025, July 25, 2025, July 29, 2025, July 31, 2025, August 4, 2025, August 6, 2025, August 18, 2025, August 25, 2025, September 2, 2025, September 8, 2025, September 15, 2025, September 18, 2025, September 19, 2025, September 19, 2025, September 26, 2025, October 6, 2025, October 14, 2025, October 16, 2025, October 20, 2025, October 27, 2025, November 3, 2025, November 12, 2025, November 17, 2025, November 24, 2025, December 1, 2025, December 8, 2025, February 2, 2026, February 3, 2026, February 9, 2026, February 11, 2026 and March 23, 2026;

•	the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 1, 2021, and any other amendment or report filed for the purpose of updating such description; and

•	an updated description of our capital stock is included in this prospectus under “Description of Common Stock”.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by contacting us at:

Empery Digital Inc.

Attn: Chief Financial Officer

3121 Eagles Nest Street, Suite 120

Round Rock

TX 78665

Tel: (512) 400-4271

Email: greg@emperydigital.com.

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.emperydigital.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

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Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at https://ir.emperydigital.com/sec-filings. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the common stock being registered. All the amounts shown are estimates.

These fees are calculated based on the number of issuances and amount of common stock offered and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the common stock being offered will be included in the applicable prospectus supplement.

SEC registration fee		$153,100.00
FINRA filing fee		*
Printing fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of common stock under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the common stock being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15. Indemnification of Directors and Officers

Pursuant to Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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To the extent a present or former director or officer is successful in the defense of such an action, suit or proceeding referenced above, or in defense of any claim, issue or matter therein, a corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred in connection therewith. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon in the case of a current officer or director, receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, stockholders’ vote and agreement or otherwise.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitations on liability for its directors.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. In connection with this offering, the Registrant will obtain liability insurance for its directors and officers. Such insurance would be available to its directors and officers in accordance with its terms.

The Registrant’s bylaws requires the Registrant to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “covered person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director, officer or member of a committee of the Registrant, or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a proceeding.

In addition, under the Registrant’s bylaws, in certain circumstances, the Registrant shall pay the expenses (including attorneys’ fees) incurred by a covered person in defending a proceeding in advance of the final disposition of such proceeding; provided, however, that the Registrant shall not be required to advance any expenses to a person against whom the Registrant directly brings an action, suit or proceeding alleging that such person (1) committed an act or omission not in good faith or (2) committed an act of intentional misconduct or a knowing violation of law. Additionally, an advancement of expenses incurred by a covered person shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such covered person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that such covered person is not entitled to be indemnified for such expenses.

In addition, the Registrant has entered into indemnification agreements with its directors and executive officers that provide for additional indemnification protections.

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Item 16. Exhibits

Exhibit Number	Description
1.1+	Form of Underwriting Agreement
1.3	Amendment No. 1 to the At-The-Market Issuance Sales Agreement, dated July 2025, by and between the Registrant and Aegis Capital Corp. (incorporated by reference to exhibit 10.7 of the Form 8-K filed July 17, 2025)
1.4	At-The-Market Issuance Sales Agreement, dated October 18, 2024, by and between Volcon, Inc. and Aegis Capital Corp. (incorporated by reference to exhibit 1.1 of Form 8-K filed on October 18, 2024)
4.1	Form of common stock (incorporated by reference to Exhibit 4.1 of the Form S-1 file number 333-259468)
5.1*	Opinion of Ropes & Gray LLP
23.1*	Consent of MaloneBailey LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
107*	Filing Fee Table

*	Filed herewith
+	As applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Round Rock, Texas, on March 26, 2026.

EMPERY DIGITAL INC.
(Registrant)

By:	/s/ Greg Endo
Greg Endo Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ John Kim	Co-Chief Executive Officer and Director	March 26, 2026
John Kim

/s/ Ryan Lane	Co-Chief Executive Officer	March 26, 2026
Ryan Lane	(Principal Executive Officer)

/s/ Greg Endo	Chief Financial Officer	March 26, 2026
Greg Endo	(Principal Financial and Accounting Officer)

*	Director	March 26, 2026
Rohan Chauhan

*	Director	March 26, 2026
Jonathan P. Foster

*	Director	March 26, 2026
Matthew Homer

*	Director	March 26, 2026
Orn Olason

*	Director	March 26 , 2026
Ian Read

*	Director	March 26, 2026
Adrian Solgaard

*By:	/s/ Greg Endo
Greg Endo Attorney-in-Fact

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